                                                                   EXHIBIT 10.36


                                AGENCY AGREEMENT

         This Agency Agreement is made as of this 6th day of May, 1997, by and between HILCO/GREAT AMERICIAN GROUP, a joint venture comprised of Hilco Trading Company, an Illinois corporation, with its principal place of business at 5 Revere Drive, Suite 206, Northbrook, Illinois 60062, and Garcel, Inc., a California corporation, with a principal place of business at 6338 Variel Avenue, Woodland Hills, California 91367, and doing business as Great American Asset Management ("Agent") and Solo Serve Corporation, a Texas corporation, with a principal place of business at 1610 Cornerway Blvd., San Antonio, Texas 78219 ("Merchant").

                                    RECITALS

         WHEREAS, Merchant desires that Agent act as Merchant's exclusive agent for the limited purpose of selling all of the Merchandise (as hereinafter defined) located in Merchant's 3 retail store location(s) listed on Exhibit 1 attached hereto (each individually a "Store," and collectively the "Stores") by means of a Store Closing, Chainwide Inventory Liquidation Sale, or similar theme sale (as further described below, the "Sale").

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Agent and Merchant hereby agree as follows:

         Section 1. Defined Terms. The terms set forth below are defined in the Sections referenced of this Agreement:

Defined Term                                             Section Reference
------------                                             -----------------
Additional Merchandise                                   Section 11.1(m)
Agency Accounts                                          Section 7.2
Agency Documents                                         Section 11.1(b)
Agent                                                    Preamble
Agent Claim                                              Section 12.5
Agent Indemnified Parties                                Section 13.1
Agent's Fee                                              Section 3.2
Agent's Goods                                            Section 16
Central Administrative Expenses                          Section 4.1
Defective Merchandise                                    Section 5.2(b)
Excluded Benefits                                        Section 4.1
Expenses                                                 Section 4.1
FF&E                                                     Section 5.2(a)
Guaranteed Amount                                        Section 3.1(a)
Inventory Date                                           Section 5.1
Inventory Taking                                         Section 5.1

Layaway Merchandise                                      Section 5.2(b)
Merchandise                                              Section 5.2(a)
Merchant                                                 Preamble
Occupancy Agreements                                     Section 8.7
Occupancy Expenses                                       Section 4.1
Proceeds                                                 Section 7.1
Recovery Amount                                          Section 3.1(a)
Retail Price                                             Section 5.3
Retained Employee                                        Section 9.1
Retention Bonus                                          Section 9.4
Sale                                                     Recitals
Sale Commencement Date                                   Section 6.1
Sale Term                                                Section 6.1
Sale Termination Date                                    Section 6.1
Sales Taxes                                              Section 8.3
Store(s)                                                 Recitals
WARN Act                                                 Section 9.1

         Section 2. Appointment of Agent. Merchant hereby irrevocably appoints Agent, and Agent hereby agrees to serve, as Merchant's exclusive agent for the limited purpose of conducting the Sale in accordance with the terms and conditions of this Agreement.

         Section 3.       Payments to Merchant and Agent.

         3.1     Payments to Merchant.

                 (a) (i) As a guaranty of Agent's performance hereunder, Merchant shall receive from Agent the sum of 45.5% of the aggregate Retail Price of the Merchandise ("Guaranteed Amount").

                          (ii)    To the extent that Proceeds exceeds 58.50% of
the aggregate Retail Price of the Merchandise, Merchant shall receive from Agent 50% of such excess Proceeds ("Recovery Amount").

                          (iv)    Agent shall pay to Merchant the Guaranteed
Amount and the Recovery Amount, if any, in the manner and at the times specified in Section 3.3 below.

         3.2 Payments to Agent. Agent shall receive as its compensation for services rendered to Merchant all remaining Proceeds of the Sale after payment of the Guaranteed Amount, the Recovery Amount and all Expenses. Subject to Merchants rights with respect to the Recovery Amount, all Merchandise remaining, if any, at the Sale Termination Date shall become the property of Agent, free and clear of all liens, claims and encumbrances, provided however, that Agent shall use its best efforts to



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sell all of the Merchandise during the Sale and provided further that any proceeds received from the sale of any Merchandise which becomes the property of Agent pursuant to this paragraph at the conclusion of the Sale shall be deemed Proceeds under this Agreement.

         3.3 Time of Payments. Agent shall pay the Guaranteed Amount, with respect to the Merchandise located in the Stores as of the Inventory Date, to Merchant within one (1) business day of the issuance of the final audited report of the Merchandise by the inventory taking service.

         Agent shall pay the Guaranteed Amount with respect to the Additional Merchandise, within, one (1) business day of completion and verification of the quantity and Retail Price of such Merchandise by Merchant and Agent.

         Within thirty (30) days after the end of the Sale Term Agent shall prepare and deliver to Merchant a final reconciliation of the Sale including, without limitation, a summary of Proceeds. Within ten (10) days of delivery of such statement, Agent shall pay to Merchant the Recovery Amount due hereunder, if any. All payments by Merchant to Agent hereunder shall be by bank wire transfer of immediately available funds.

         Agent shall be entitled to a reduction in the Guaranteed Amount for any amounts overpaid as a result of the markdowns referred to in Section 11.1(g) hereof having not been reflected on any Merchandise at the time the Guaranteed Amount for such Merchandise is calculated.

         Section 4.       Expenses of the Sale.

         4.1 Expenses. Agent shall be responsible for all Expenses incurred in conducting the Sale. As used herein, "Expenses" shall mean all Store-level operating expenses of the Sale which arise during the Sale Term at the Stores, limited to the following: (a) base payroll for Retained Employees for actual days/hours worked in the conduct of the Sale; (b) amounts actually payable in respect of payroll taxes, worker's compensation and benefits of Retained Employees (other than Excluded Benefits), with such taxes, worker's compensation and benefits being limited to no more than 17% of base payroll for each Retained Employee; (c) 50% of the fees and costs of the inventory taking service to conduct the Inventory Taking; (d) on-site supervision; (e) advertising and signage (at Merchant's contract rates, if available); (f) long distance telephone expenses incurred in the conduct of the Sale; (g) credit card and bank card fees, chargebacks and discounts and check cashing fees; (h) costs of security personnel; (i) a pro-rata portion of Merchant's casualty insurance premiums attributable to the Merchandise; (j) costs of transfers of Merchandise between the Stores during the Sale Term; (k) Retention Bonuses as described in Section 9.4 below; and (l) (the costs and expenses of providing such additional goods and services which Agent in its sole discretion deems appropriate.





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
         "Expenses" shall not include: (i) Occupancy Expenses; (ii) Excluded Benefits; (iii) any rent or occupancy expenses related to the Stores other than the Occupancy Expenses; (iv) Central Service Expenses; (v) the cost of transferring Additional Merchandise to the Stores; and (vi) any other costs, expenses or liabilities payable by Merchant, all of which shall be paid by Merchant promptly when due for and during the Sale Term.

         As used herein, the following terms have the following respective meanings:

         "Central Service Expenses" means costs and expenses for Merchant's central administrative services necessary for the Sale, including, but not limited to, MIS services, payroll processing, inventory processing and handling and data processing and reporting.

         "Excluded Benefits" means vacation days or vacation pay, sick days or sick leave, maternity leave or other leaves of absence, termination or severance pay, pension benefits, ERISA coverage and similar contributions, and payroll taxes, worker's compensation and benefits in excess of the percentage limitation provided in Section 4.1(b) above.

         "Occupancy Expenses" means base rent, percentage rent, HVAC, utilities, base telephone charges, trash and snow removal, CAM, real estate and use taxes, Merchant's association dues and expenses, Merchant's liability insurance, cash register maintenance, building maintenance, landscaping and structural repair, building insurance relating to the Stores, building alarm service and alarm service maintenance, and rental for furniture, fixtures and equipment.

         4.2 Payment of Expenses. All Expenses shall be paid by Agent to or on behalf of Merchant by each Wednesday for the prior week's (i.e. Sunday through Saturday) Expenses.

         Section 5.       Inventory Valuation; Merchandise.

         5.1 Inventory Taking. Merchant and Agent shall cause to be taken a Retail Price physical inventory of the Merchandise located in the Stores on the Inventory Date (the "Inventory Taking") commencing at the close of business at each of the Stores on a date mutually agreed upon by Agent and Merchant, but in no event later than May 8, 1997 (the date of the Inventory Taking at each Store being the "Inventory Date" for such Store). Merchant and Agent shall jointly employ RGIS to conduct the Inventory Taking. Agent shall be responsible for 50% of the costs and fees of the inventory taking service as an Expense hereunder, and the balance of such fees and expenses shall be paid by Merchant. Except as provided in the immediately preceding sentence, Merchant and Agent shall each bear their respective costs and expenses relative to the Inventory Taking. Merchant and Agent shall each have representatives present during





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the Inventory Taking, and shall each have the right to review and verify the listing and tabulation of the inventory taking service. Merchant agrees that during the conduct of the Inventory Taking at each Store such Store shall be closed to the public and no sales or other transactions shall be conducted.

         Within twenty-four hours of the delivery of Additional Merchandise to the Stores, Merchant and Agent shall, pursuant to mutually acceptable procedures, jointly count and verify the Retail Price of such Additional Merchandise for purposes of calculating the Guaranteed Amount with respect to such Additional Merchandise.

         5.2     Merchandise Subject to this Agreement.

         (a) For purposes of this Agreement, "Merchandise" shall mean: (i) all finished goods inventory owned by Merchant and located at the Stores as of the Sale Commencement Date, including: (A) Defective Merchandise; (B) Layaway Merchandise; and (C) Additional Merchandise. Notwithstanding the foregoing, "Merchandise" shall not include: (1) goods in Merchant's leased fragrance department; (2) goods which belong to sublesees, licensees or concessionaires of Merchant; (3) goods held by Merchant on memo, on consignment, or as bailee;
(4) defective goods for which Merchant and Agent cannot agree upon a Retail Price; and (5) furnishings, trade fixtures and improvements to real property which are located in the Stores (collectively, "FF&E");

         (b) As used in this Agreement, the following terms have the respective meanings set forth below:

         "Defective Merchandise" means any item of Merchandise agreed upon and identified by Agent and Merchant during the Inventory Taking as defective or otherwise not salable in the ordinary course because it or its packaging is, damaged, worn, scratched, broken, or affected by other similar defects rendering it not first quality, and as to which Agent and Merchant mutually agree on its value to define its Retail Price. Sample Merchandise, irregular Merchandise clearly marked and sold by Merchant in the ordinary course of business and Merchandise on display shall not per se be deemed to be Defective Merchandise so long as the original packaging for such Merchandise is intact and available if needed to make the item salable in the ordinary course.

         "Layaway Merchandise" means all items of Merchandise held at the Stores on layaway, in each case pursuant to binding agreements, invoices or other legal documentation, where (A) the documentation is clear as to the name, address, telephone number, date of last payment and balance due from the customer, and (B) the goods subject to layaway are fully described in the documentation.





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
         5.3 Valuation. For purposes of this Agreement, "Retail Price" shall mean, with respect to each item of Merchandise, the lowest ticketed retail price for each item of Merchandise after the discounts referred to in
Section 11.1(g) hereof, except for:

         (i) Defective Merchandise, where "Retail Price" shall mean such value as to which Agent and Merchant shall agree.

         The Retail Price of any item of Merchandise shall exclude all Sales Taxes, and Merchant represents that the ticketed prices of items of Merchandise at the Stores do not and shall not include any Sales Taxes. If an item of Merchandise has more than one ticketed price, or if multiple items of the same SKU are marked at different prices, the lowest ticketed price on any such item shall prevail for such item or for all such items within the same SKU, as the case may be, unless it is clear that the lowest ticket price was mismarked and infrequent.

         5.4 Excluded Goods. Merchant shall retain all responsibility for any goods not included as "Merchandise" hereunder.

         Section 6.       Sale Term.

         6.1 Term. Subject to satisfaction of the conditions precedent set forth in Section 10 hereof, the Sale shall commence at each Store no later than May 8, 1997 ("Sale Commencement Date"). Agent shall complete the Sale on approximately July 31, 1997, unless the Sale is extended by mutual written agreement of Agent and Merchant (the "Sale Termination Date"; the period from the Sale Commencement date to the Sale Termination Date as to each Store being the "Sale Term"). Agent may, in its discretion, terminate the Sale at any Store at any time within the Sale Term (i) upon the occurrence of an Event of Default by Merchant, or (ii) upon not less than five (5) days' prior written notice to Merchant.

         6.2 Vacating the Stores. Agent shall vacate the Stores on or before the Sale Termination Date, at which time Agent shall surrender and deliver the Store promises and Store keys to Merchant. Agent agrees to leave the Stores in "broom clean" condition, ordinary wear and tear excepted. All assets of Merchant used by Agent in the conduct of the Sale (e.g. FF&E, supplies, etc.) shall be returned by Agent to Merchant at the end of the Sale Term to the extent the same have not been used in the conduct of the Sale or have not been otherwise disposed of through no fault of Agent.

         Section 7.       Sale Proceeds.

         7.1 Proceeds. For purposes of this Agreement, "Proceeds" shall mean the aggregate of: (a) the total amount (in U.S. dollars) of all sales of Merchandise made under this Agreement, exclusive of (i) Sales Taxes, (ii) credit card and bankcard fees and bankcard fees and chargebacks, and (iii) returns, allowances and customer credits;





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
and (b) all proceeds of Merchant's insurance for loss or damage to Merchandise or loss of cash arising from events occurring during the Sale Term.

         7.2 Deposit of Proceeds. All cash Proceeds shall be deposited by Agent in Agency Accounts established by Agent ("Agency Accounts"). Agent may in its discretion designate new or existing accounts of Agent or Merchant as the Agency Accounts, provided that such accounts are dedicated solely to the deposit of Proceeds and the disbursement of Expenses and amounts payable to Merchant pursuant to Section 3 hereof. Agent shall exercise sole signatory authority and control with respect to the Agency Accounts. Merchant shall promptly upon Agent's request execute and deliver all necessary documents to open and maintain the Agency Accounts.

         7.3 Credit Card Proceeds. Agent shall have the right (but not the obligation) to use Merchant's credit card facilities (including Merchant's credit card terminals and processor(s), credit card processor coding, merchant identification numbers and existing bank accounts) for credit card Proceeds. In the event that Agent elects so to use Merchant's credit card facilities, Merchant shall process credit card transactions on behalf of Agent, applying customary practices and procedures. Without limiting the foregoing, Merchant shall cooperate with Agent to down-load data from all credit card terminals each day during the Sale Term and to effect settlement with Merchant's credit card processor(s), and shall take such other actions necessary to process credit card transactions under Merchant's merchant identification numbers. All credit card Proceeds will constitute the property of Agent and shall be held by Merchant, In Trust, for Agent, free and clear of all liens, claims or encumbrances of Merchant or its creditors. Merchant shall deposit all credit card Proceeds into a segregated designated account and shall transfer such Proceeds to Agent daily (on the date received by Merchant if received prior to 12:00 noon, or otherwise within one (1) business day) by wire transfer of immediately available funds. At Agent's request, Merchant shall cooperate with Agent to establish merchant identification numbers under Agent's name and to process all credit card Proceeds for Agent's account. Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all credit card fees, charges, and chargebacks related to the Sale, whether received during or after the Sale Term.

         Section 8.       Conduct of the Sale.

         8.1 Rights of Agent. Agent shall be permitted to, in its sole discretion, conduct the Sale (a) in the Store located in Shreveport, Louisiana as a "store closing", or similar sale throughout the Sale Term, (b) in the Stores located in Baton Rouge, Louisiana and Mobile, Alabama as a "chainwide inventory liquidation" or similar theme sale. With the consent of Merchant, Agent may conduct and advertise the Sale under any other sale theme at any time during the Sale Term. Agent shall conduct the Sale in the name of and on behalf of Merchant in a commercially reasonable manner and in compliance with the terms of this Agreement. In addition to any other rights granted to Agent hereunder, in conducting the Sale Agent, in the exercise of its sole discretion, shall have the right:





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         (a)     to establish and implement advertising and promotion programs consistent with the Sale themes described above provided, however, that Agent shall deliver copies of all advertising materials for the Sale to Merchant,
Attn: Chuck Siegel, who shall have the right, within twenty-four hours of such delivery, to approve such materials (which approval shall not be unreasonably withhold or delayed); and provided further that the failure of such designee to reasonably respond to any request for approval within twenty-four (24) hours shall be deemed to be approval of the subject materials;

         (b) to establish Sale prices and Store hours which are consistent with the terms of applicable leases;

         (c) to use without charge during the Sale Term all FF&E, advertising materials, bank accounts, Store-level customer lists and mailing lists, computer hardware and software, existing supplies located at the Stores, intangible assets (including Merchant's name, logo and tax identification numbers), Store keys, case keys, security codes, and safe and lock combinations required to gain access to and operate the Stores, and any other assets of Merchant located at the Stores (whether owned, leased, or licensed);

         (d)     to transfer Merchandise between Stores;

         (e) to use without charge (i) Merchant's central office facilities, central administrative services and personnel to process payroll, perform MIS and provide other central office services necessary for the Sale, and (ii) one (1) office located at Merchant's central office facility.

         8.2 Terms of Sales to Customers. All sales of Merchandise will be "final sales" and "as is", and all advertisements and sales receipts will reflect the same. Agent shall not warrant the Merchandise in any manner, but will, to the extent legally permissible, pass on all manufacturer's warranties to customers. All sales will be made only for cash and by nationally recognized bank credit cards. Agent will not accept Merchant's gift certificates, Store credits, due bills and rain checks issued by Merchant prior to the Sale Commencement Date.

         8.3 Sales Taxes. During the Sale Term, all sales, excise, gross receipts and other taxes attributable to sales of Merchandise (other than taxes on income) payable to any taxing authority having jurisdiction (collectively, "Sales Taxes") shall be added to the sales price of Merchandise and collected by Agent at the time of sale. Agent shall draw checks on the Agency Accounts payable to the applicable taxing authorities in the amount so collected, which shall be delivered together with accompanying schedules to Merchant, In Trust, on a timely basis for payment of Sales Taxes when due. Merchant





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shall promptly pay all Sales Taxes and file all applicable reports and documents required by the applicable taxing authorities. Merchant will be given access to the compilation of gross receipts for verification of all such tax collections.

         8.4 Supplies. Agent shall have the right to use all existing supplies (e.g. boxes, bags, twine) located at the Stores at no charge to Agent. In the event that additional supplies are required in any of the Stores during the Sale, Merchant agrees to promptly provide the same to Agent, if available, for which Agent shall reimburse Merchant at Merchant's cost therefor. Supplies have not been since April 1, 1997, and shall not be prior to the Sale Commencement Date, transferred by Merchant between or from the Stores so as to alter the mix or quantity of supplies at the Stores from that existing on such date, other than in the ordinary course of business.

         8.5 Return of Merchandise. During the Sale Term Agent shall accept returns of Merchandise sold by Merchant from the Stores prior to the Sale Commencement Date ("Returned Merchandise"), provided such Merchandise is accompanied by the original Store receipt and such return is otherwise in accordance with the applicable return policy for such Store in effect prior to the Sale Commencement Date. Merchant shall reimburse Agent in cash within five
(5) days after Agent's request for the amount of any Store credit or refund given to any customer in respect of Returned Merchandise. To the extent that Returned Merchandise is salable as first-quality merchandise, it shall be included in Merchandise and valued at the Retail Price applicable to such item multiplied by the compliment of the prevailing Sale discount at the time of the return. If the Returned Merchandise constitutes Defective Merchandise it shall be included in Merchandise and assigned a Retail Price in accordance with the applicable provisions of Section 5.3 above. Subject to Merchant's reimbursement to Agent of the amount of any Store credit or refund granted for any Returned Merchandise, the aggregate Retail Price of the Merchandise shall be increased by the Retail Price of any Returned Merchandise included in Merchandise (determined in accordance with this Section 8.5), and the Guaranteed Amount shall be adjusted accordingly. Any Returned Merchandise which is not included in Merchandise shall be disposed of by Agent in accordance with instructions received from Merchant or, in the absence of such instructions, returned to Merchant at the end of the Sale Term. Any increases in the Guaranteed Amount and any reimbursements due to Agent as a result of Returned Merchandise shall be accounted for an paid by Agent and/or Merchant, as applicable, on a weekly basis.

         8.6 Layaway Merchandise. Promptly after the execution of this Agreement, Merchant shall notify each customer for which Merchant holds Layaway Merchandise of the Sale and request such customers to pick up and pay for the applicable item(s) within such period as designated by the applicable layaway agreement with the customer. Subject to applicable law, any Layaway, Merchandise unclaimed by customers by such date shall be returned to the Store's sale floor as Merchandise for sale by Agent, and the Guaranteed Amount shall be adjusted to account for such items in the manner prescribed for Returned Merchandise in Section 8.5 above. Agent shall





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administer all Layaway Merchandise in accordance with the documents and agreements relating thereto, provisions of applicable law, and Merchant's historic policies provided to Agent. In the event that Agent is required to issue refunds to customers in respect of Layaway Merchandise, Merchant shall reimburse Agent in cash within five (5) days after Agent's request for all such amounts. At the end of the Sale Term, Agent shall transfer responsibility for remaining items of Layaway Merchandise back to Merchant after appropriate and legally required communications to customers and reconciliation between Agent and Merchant.

         8.7 Force Majeure. If any casualty or act of God prevents or substantially inhibits the conduct of business in the ordinary course at any Store, such Store and the Merchandise located at such Store shall be eliminated from the Sale and considered to be deleted from this Agreement as of the date of such event, and Agent and Merchant shall have no further rights or obligations hereunder with respect thereto; provided, however, that (i) the proceeds of any insurance attributable to such Merchandise or business interruption shall constitute Proceeds hereunder, and (ii) the Guaranteed Amount shall be reduced to account for any Merchandise eliminated from the Sale which is not the subject of insurance proceeds, and Merchant shall reimburse Agent for the amount the Guaranteed Amount is so reduced prior to the end of the Sale Term.

         Section 9.       Employee Matters.

         9.1 Merchant's Employees. Agent may use Merchant's employees in the conduct of the Sale to the extent Agent in its sole discretion deems expedient, and Agent may select and schedule the number and type of Merchant's employees required for the Sale. Agent shall identify any such employees to be used in connection with the Sale (each such employee, a "Retained Employee") prior to the Sale Commencement Date. Retained Employees shall at all times remain employees of Merchant, and shall not be considered or deemed to be employees of Agent. Merchant and Agent agree that, except to the extent that wages and benefits of Retained Employees constitute Expenses hereunder, nothing contained in this Agreement and none of Agent's actions taken in respect of the Sale shall be deemed to constitute an assumption by Agent of any of Merchant's obligations relating to any of Merchant's employees including, without limitation, Excluded Benefits, Worker Adjustment Retraining Notification Act ("WARN Act") claims and other termination type claims and obligations, or any other amounts required to be paid by statute or law; nor shall Agent become liable under any collective bargaining or employment agreement or be deemed a joint or successor employer with respect to such employees. Merchant shall not, without Agent's prior written consent, raise the salary or wages or increase the benefits for, or pay any bonuses or make any other extraordinary payments to, any of its employees in anticipation of the Sale or prior to the Sale Termination Date. Merchant has not terminated and shall not during the Sale Term terminate any employee benefits or benefit programs.





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         9.2     Termination of Employees. Agent may in its discretion stop using any Retained Employee at any time during the Sale. In the event of termination of any Retained Employee, Agent will use all reasonable efforts to notify Merchant at least five (5) days prior thereto, except for termination "for cause" (such as dishonesty, fraud or breach of employee duties), in which event no prior notice to Merchant shall be required, provided Agent shall notify Merchant as soon as practicable after such termination. From and after the date of this Agreement and until the Sale Termination Date, Merchant shall not transfer or dismiss employees of the Stores except "for cause" without Agent's prior consent.

         9.3 Payroll Matters. During the Sale Term Merchant shall process the base payroll for all Retained Employees. Each Wednesday during the Sale Term Agent shall transfer from the Agency Accounts to Merchant's payroll accounts an amount equal to the base payroll for Retained Employees plus related payroll taxes, worker's compensation and benefits for such week which constitute Expenses hereunder.

         9.4 Employee Retention Bonuses. In Agent's sole discretion Proceeds may be used to pay, as an Expense, retention bonuses ("Retention Bonuses") (which bonuses shall be inclusive of payroll taxes but as to which no benefits shall be payable) to Retained Employees who do not voluntarily leave employment and are not terminated "for cause". Such Retention Bonuses shall be payable within thirty (30) days after the Sale Termination Date, and shall be processed through Merchant's payroll system.

         Section 10. Conditions Precedent. The willingness of Agent and Merchant to enter into the transactions contemplated under this Agreement are directly conditioned upon the satisfaction of the following conditions at the time or during the time periods indicated, unless specifically waived in writing by the applicable party:

         (a) The Inventory Taking shall have been completed at each of the Stores on or before May 8, 1997 and the inventory taking service shall have issued its final audited report of the Merchandise to Merchant and Agent on or before May 10, 1997.

         (b) All representations and warranties of Merchant and Agent hereunder shall be true and correct in all material respects and no Event of Default shall have occurred at and as of the date hereof and as of the Sale Commencement Date.

         (c) Merchant shall have provided Agent reasonable access at Merchant's offices to all pricing and cost files, computer hardware, software and data filed, inter-Store transfer logs, markdown schedules, invoices, style runs and all other documents relative to the price, mix and quantities of inventory located at the Stores.

         (d) Agent has had the opportunity to inspect the Stores, and the inventory on the date immediately preceding the Inventory Date.





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         (e)     Merchant shall have obtained any necessary landlord consents and, with the assistance of Agent, shall have obtained all permits and licenses necessary to conduct the Sale; provided however, that pursuant to Section 11.1(x) hereof, Merchant warrants that no landlord consents are necessary to conduct the Sale pursuant to the terms of this Agreement.

         Section 11.      Representations, Warranties and Covenants.

         11.1 Merchant's Representations, Warranties and Covenants. Merchant hereby represents, warrants and covenants in favor of Agent as follows:

         (a) Merchant (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation stated above; (ii) has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted; and (iii) is and during the Sale Term will continue to be duly authorized and qualified as a foreign corporation to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, including all jurisdictions in which the Stores are located.

         (b) Merchant has the right, power and authority to execute and deliver this Agreement and each other document and agreement contemplated hereby (collectively, together with this Agreement, the "Agency Documents") and to perform fully its obligations thereunder. Merchant has taken all necessary actions required to authorize the execution, deliver and performance of the Agency Documents, and no further consent or approval is required for Merchant to enter into and deliver the Agency Documents, to perform its obligations thereunder, and to consummate the Sale. Each of the Agency Documents has been duly executed and delivered by Merchant and constitutes the legal, valid and binding obligation of Merchant enforceable in accordance with its terms. No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair, or is required for Merchant's consummation of, the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor. No contract or other agreement to which Merchant is a party of by which the Merchant is otherwise bound will prevent or impair the consummation of the Sale and the other transactions contemplated by this Agreement.

         (c) Since March 1, 1997, Merchant (i) has operated the Stores in the ordinary course of business consistent with historical operations, and (ii) has not conducted any promotions or advertised sales at the Stores, except promotions and sales in the ordinary course of business consistent with historic promotions and sales for comparable periods last year.

         (d) Merchant owns and will own at all times during the Sale Term, good and marketable title to all of the Merchandise free and clear of all liens, claims and encumbrances of any nature except for the liens of Congress Financial Corporation which shall be assigned to Agent or released upon payment of the Guaranteed Amount. Merchant shall not create, incur, assume or suffer to exist any security interest, lien or other charge or encumbrance upon or with respect to any of the Merchandise or the Proceeds, except for the lien in favor of the Agent granted pursuant to Section 15 below.

         (e) Merchant has maintained its pricing files in the ordinary course of business, and prices charged to the public for goods (whether in-Store, by advertisement or otherwise) are the same in all material respects set forth in such pricing files for the periods indicated therein, except for the promotions and sales described in Section 11.1(c). All pricing files and records since January 1, 1997 relative to the Merchandise have been made available to Agent. All such pricing files and records are true and accurate in all material respects as to the actual cost to Merchant for purchasing the goods referred to therein and as to the selling price to the public for such goods as of the dates and for the periods indicated therein. There are no material files, logs, schedules, data or other documents in Merchant's possession or control relative to the price, mix and quantities of inventory located at the Stores which have not been or will not be made available to Agent.

         (f) As of the Inventory Date, the levels of goods (as to quantity) and the mix of goods (as to type, category, style, brand and description) at the Stores are as heretofore disclosed to Agent.

         (g) As of the Inventory Date, all markdowns on ladies goods located at the Stores will have been taken on a basis consistent with Merchant's historical practices and policies and pursuant to the markdown schedule provided by Merchant to Agent. Merchant shall complete and take markdowns for men's and children's goods and an additional markdown on certain ladies goods within ten (10) days of the Sale Commencement Date. Such markdowns shall be consistent with the markdowns at Merchant's remaining store locations and with the markdown schedule provided to Agent. The Retail Price of the Additional Merchandise shall reflect all applicable markdowns.

         (h) Merchant has not, and shall not up to the Sale Commencement Date, marked up or raised the price of any items of Merchandise, or removed or altered any tickets or any indicia of clearance merchandise, except in the ordinary course of business.

         (i) Merchant shall ticket or mark all items of inventory received at the Stores prior to the Sale Commencement Date in a manner consistent with similar inventory located at the Stores and in accordance with Merchant's historic practices and policies relative to pricing and marking inventory.

         (j) All point of sale activity at the Stores has occurred and will occur up to the Sale Commencement Date in the ordinary course of business and consistent with promotions described in Section 11.1(c).

         (k) Merchant has not and shall not purchase or transfer to or from the Stores any inventory outside the ordinary course in anticipation of the Sale or of the Inventory Taking.

         (l) As of the Sale Commencement Date, inventory constituting Merchandise located at the Stores shall be approximately $1,900,000 at the Retail Price.

         (m) Within fifteen (15) days of the Sale Commencement Date, Merchant will transfer from its remaining store locations or its warehouse, no more than $2,600,000 of additional merchandise (at Retail Price) to the Stores to be included in the Sale (the "Additional Merchandise"). The Additional Merchandise shall be of the same type and quality as currently in the Stores and the Additional Merchandise shall not alter the mix or balance of the Merchandise at the Stores.

         (n) No action, arbitration, suit, notice, or legal, administrative or other proceeding before any court or governmental body has been instituted by or against Merchant, or has been settled or resolved, or to Merchant's knowledge, is threatened against or affects Merchant, relative to Merchant's business or properties, or which questions the validity of this Agreement, or that if adversely determined, would adversely affect the conduct of the Sale.

         (o) Merchant covenants to continue to operate the Stores in the ordinary course of business from the date of this Agreement to the Sale Commencement Date, (i) selling inventory during such period at customary prices, (ii) not promoting or advertising any sales or in-Store promotions (including POS promotions) to the public (iii) not returning inventory to vendors and not transferring inventory or supplies between or among Stores, and
(iv) not making any management personnel moves or changes at the Stores without Agent's prior written consent.

         (p) To the best of Merchant's knowledge, all Merchandise is in compliance with all applicable federal, state, or local product safety laws, rules and standards. Merchant shall provide Agent with its historic policies and practices regarding product recalls prior to the Inventory taking.

         (q) No event of default or event which with the giving of notice, the passage of time, or both has occurred on the part of Merchant under any Store lease, reciprocal easement agreement or similar agreement relating to the occupancy of the Stores. Through the Sale Term, Agent shall have the right to the uninterrupted use and occupancy of, and peaceful and quiet possession of, each of the Stores, the assets currently located at the Stores, and the services provided at the Stores. Merchant shall throughout the Sale Term maintain in good working order, condition and repair, at its sole expense, all cash registers, heating systems, air condition systems, elevators, escalators, Store alarm systems, and all other mechanical devices used in the ordinary course of operation of the Stores.

         (r) Merchant has paid and will continue to pay throughout the Sale Term, (i) all self-insured or Merchant funded employee benefit programs for employees, including health and medical benefits and insurance and all proper claims made or to be made in accordance with such programs, (ii) all casualty, liability, workers' compensation and other insurance premiums, (iii) all utilities provided to the Stores, and (iv) all applicable taxes.

         (s) Merchant has not and shall not throughout the Sale Term take any actions the result of which is to increase the cost of operating the Sale, including, without limitation, increasing salaries or other amounts payable to employees.

         (t) Merchant is not a party to any collective bargaining agreements with its employees at the Stores and, to the best of Merchant's knowledge, no labor unions represent Merchant's employees at the Stores.

         (u) As of, the date of this Agreement, Merchant is current in the payment of all rent, telephone, utilities, taxes, insurance and advertising liabilities relating to the Stores. Merchant agrees that in the event that Agent receives notice that any such liability is overdue or unpaid, or Agent is unable to advertise the Sale with any newspapers, magazines, radio or television stations or other media providers which target or serve the market areas of the Stores or is unable to obtain Merchant's contract rate with any such provider as a result of Merchant's failure to pay any outstanding balances with such providers, Merchant shall immediately pay such balances in full. In the event that Merchant shall fail to pay such balances in full within three business days after notice by Agent, Agent may in its discretion pay any such balance and offset the amount paid from the Guaranteed Amount, Expenses, the Recovery Amount, or any other amounts due to Merchant under this Agreement.

         (v) All information provided by Merchant to Agent in the course of Agent's due diligence and preparation and negotiation of this Agreement (including information as to the Store inventories and operating expenses) is as of the date hereof and shall remain true and accurate in all material respects.

         (w) Merchant shall cooperate with Agent and not compete with Agent or the Sale.

         (x) No landlord consents are necessary to conduct the Sale at the Stores pursuant to the terms of this Agreement.

         11.2 Agent's Representations and Warranties. Agent hereby represents, warrants and covenants in favor of Merchant as follows:

         (a) Agent (i) is a joint venture duly and validly existing and in good standing under the laws of the State of Illinois; (ii) has all requisite power and authority to consummate the transactions contemplated hereby; and
(iii) is and during the Sale Term will continue to be, duly authorized and qualified to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification.

         (b) Agent has the right, power and authority to execute and deliver each of the Agency Documents to which it is a party and to perform fully its obligations thereunder. Agent has taken all necessary actions required to authorize the execution, delivery and performance of the Agency Documents, and no further consent or approval is required on the part of Agent for Agent to enter into and deliver the Agency Documents and to perform its obligations thereunder. Each of the Agency Documents has been duly executed and delivered by the Agent and, subject to the issuance of the Order, constitutes the legal, valid and binding obligation of Agent enforceable in accordance with its terms. No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair or is required for Agent's consummation of the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor, except for the Court. No contract or other agreement to which Agent is a party or by which Agent is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.

         (c) No action, arbitration, suit, notice, or legal administrative or other proceeding before any court or governmental body has been instituted by or against Agent, or has been settled or resolved, or to Agent's knowledge, has been threatened against or affects Agent, which questions the action taken or to be taken by Agent in connection with this Agreement, or which if adversely determined, would have a material adverse effect upon Agent's ability to perform its obligations under this Agreement.

         Section 12.      Insurance.

         12.1 Merchant's Liability Insurance. Merchant shall continue at its cost and expense until the Sale Termination Date, in such amounts as it currently has in effect, all of its liability insurance policies including, but not limited to, products liability, comprehensive public liability, auto liability and umbrella liability insurance, covering injuries to persons and property in, or in connection with Merchant's operation of the Stores, and shall cause Agent to be named an additional named insured with respect to all such policies. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as an additional named insured, in form reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. In the event of a claim under any such policies Merchant shall be responsible for the payment of all deductibles, retention's or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Agent, or Agent's employees, independent contractors or agents (other than Merchant's employees).

         12.2 Merchant's Casualty Insurance. Merchant will provide throughout the Sale Term, at Agent's cost as an Expense hereunder, fire, flood, theft and extended coverage casualty insurance covering the Merchandise in a total amount equal to no less than Merchant's cost thereof. From and after the date of this Agreement until the Sale Termination Date, all such policies will name Agent as loss payee. In the event of a loss to the Merchandise on or after the date of this Agreement, the proceeds of such insurance attributable to the Merchandise plus any self insurance amounts and the amount of any deductible (which amounts shall be paid by Merchant), shall constitute Proceeds hereunder and shall be paid to Agent. In the event of such a loss Agent shall have the sole right to adjust the loss with the insurer. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as loss payee, in form and substance reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. Merchant shall not make any change in the amount of any deductibles or self insurance amounts prior to the Sale Termination Date without Agent's prior written consent.

         12.3 Agent's Insurance. Agent shall maintain at Agent's cost and expense throughout the Sale Term, in such amounts as it currently has in effect, comprehensive public liability and automobile liability insurance policies covering injuries to persons and property in or in connection with Agent's agency at the Stores, and shall cause Merchant to be named an additional insured with respect to such policies. Prior to the Sale Commencement Date, Agent shall deliver to Merchant certificates evidencing such insurance policies setting forth the duration thereof and naming Merchant as an additional insured, in form and substance reasonably satisfactory to Merchant. In the event of a claim under any such policies Agent shall be responsible for the payment of all deductibles, retention's or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Merchant or Merchant's employees, independent contractors or agents (other than Agent or Agent's employees, agents or independent contractors).

         12.4 Worker's Compensation Insurance. Merchant shall at all times during the Sale Term maintain in full force and effect worker's compensation insurance (including employer liability insurance) covering all Retained Employees in compliance with all statutory requirements. Prior to the Sale Commencement Date, Merchant shall deliver to Agent a certificate of its insurance broker or carrier evidencing such insurance.

         12.5 Risk of Loss. Without limiting any other provision of this Agreement, Merchant acknowledges that Agent is conducting the Sale on behalf of Merchant solely in the capacity of an agent, and that in such capacity (i) Agent shall not be deemed to be in possession or control of the Stores or the assets located therein or associated therewith, or of Merchant's employees located at the Stores, and
(ii) except as expressly provided in this Agreement, Agent does not assume any of Merchant's obligations or liabilities with respect to any of the foregoing. Merchant and Agent agree that Merchant shall bear all responsibility for liability claims of customers, employees and other persons arising from events occurring at the Stores during and after the Sale Term, except to the extent any such claim arises directly from the acts or omissions of Agent, or its supervisors or employees located at the Stores (an "Agent Claim"). In the event of any such liability claim other than an Agent Claim, Merchant shall administer such claim and shall present such claim to Merchant's liability insurance carrier in accordance with Merchant's historic policies and procedures, and shall provide a copy of the initial documentation relating to such claim to Agent. To the extent that Merchant and Agent agree that a claim constitutes an Agent Claim, Agent shall administer such claim and shall present such claim to its liability insurance carrier, and shall provide a copy of the initial documentation relating to such claim to Merchant. In the event that Merchant and Agent cannot agree whether a claim constitutes an Agent Claim, each party shall present the claim to its own liability insurance carrier, and a copy of the initial claim documentation shall be delivered to the other party.

         Section 13.      Indemnification.

         13.1 Merchant Indemnification. Merchant shall indemnify and hold Agent and its officers, directors, employees, agents and independent contractors (collectively, "Agent Indemnified Parties") harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

         (i) Merchant's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contains in any Agency Document;

         (ii) any failure of Merchant to pay to its employees any wages, salaries or benefits due to such employees during the Sale Term;

         (iii)   subject to Agent's compliance with its obligations under
Section 8.3 hereof, any failure by Merchant to pay any Sales Taxes to the proper taxing authorities or to properly file with any taxing authorities any reports or documents required by applicable law to be filed in respect thereof;

         (iv) any consumer warranty or products liability claims relating to Merchandise or Merchant Consignment Goods;

         (v) any liability or other claims asserted by customers, any of Merchant's employees, or any other person against any Agent Indemnified Party (including, without limitation, claims by employees arising under collective bargaining agreements, worker's compensation or under the WARN Act), except for Agent Claims; and

         (vi) the gross negligence or willful misconduct of Merchant or any of its officers, directors, employees, agents or representatives.

         13.2 Agent Indemnification. Agent shall indemnify and hold Merchant and its officers, directors, employees, agents and representatives harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

         (i) Agent's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

         (ii) any harassment or any other unlawful, tortuous or otherwise actionable treatment of any employees or agents of Merchant by Agent or any of its representatives;

         (iii) any claims by any party engaged by Agent as an employee or independent contractor arising out of such employment;

         (iv)    any Agent Claims; and

         (v) the gross negligence or willful misconduct of Agent or any of its officer, directors, employees, agents or representatives.

         Section 14. Defaults. The following shall constitute "Events of Default" hereunder:

         (a) Merchant's or Agent's failure to perform any of their respective material obligations hereunder, which failure shall continue uncured seven (7) days after written notice thereof to the defaulting party; or

         (b) Any representation or warranty made by Merchant or Agent proves untrue in any material respect as of the date made; or

         (c) The Sale is terminated or materially interrupted or impaired at a Store for any reason other than (i) an Event of Default by Agent, or (ii) any other material breach or action by Agent not authorized hereunder.

         In the event of an Event of Default, the non-defaulting party, or in the case of an Event of Default under Section 14(c), the Agent may, in its discretion, elect to terminate this Agreement upon two (2) business days' written notice to the other party.

         Section 15. Security Interest. In consideration of Agent's payment of the Guaranteed Amount, the Recovery Amount, if any, and the Expenses, and the provision of services hereunder to Merchant, Merchant hereby grants to Agent a first priority security interest in and lien upon the Merchandise and the Proceeds to secure all obligations of Merchant to Agent hereunder. Merchant shall execute all such documents and take all such other actions as are reasonably required to perfect and maintain such security interest as a valid and perfected first priority security interest.

         Section 16. Agent's Goods. Agent shall have the right to add additional goods owned by or cosigned to Agent to the Sale during the Sale Term ("Agent's Goods"). Merchant shall be entitled to and receive a commission equal to 10% of the Proceeds from the Sale of Agent's Goods at the Stores during the Sale Term.

         Section 17. Sale of FF&E. If requested by Merchant, Agent shall advertise in the context of advertising for the Sale that FF&E at the Stores are for sale, and shall contact and solicit known purchasers and dealers of furniture and fixtures. Merchant shall notify Agent in writing if any such FF&E are to be excluded from sale and/or if terms and conditions of sale are to be set or restricted in any manner. In consideration of providing such services, Agent shall retain 10% of receipts (net of sales taxes) from all sales or other dispositions of FF&E. Agent shall have no liability to Merchant for its failure to sell any or all of the FF&E. Agent may, at its option, at any time during the Sale Term offer to purchase the FF&E.

         Section 18.      Miscellaneous.

         18.1    Notices.         All notices and communications provided for
pursuant to this Agreement shall be in writing, and sent by hand, by facsimile, or a recognized overnight delivery service as follows:

         If to the Agent:         Hilco/Great American Group
                                  5 Revere Drive, Suite 206
                                  Northbrook, IL 60062
                                  Attn:    Harvey M. Yellen
                                           Executive Vice President
                                           Benjamin L. Nortman
                                           Vice President/General Counsel
                                  Telecopy No. (847)509-1150


         If to the Merchant:      Solo Serve Corporation
                                  1610 Cornerway Blvd.
                                  San Antonio, Texas 78219
                                  Attn:    Chuck Siegel
                                  Attn:    Ross Bacon

         18.2 Governing Law; Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without regard to conflict of laws principles thereof. The parties hereto agree that any legal action or proceeding arising out of or in connection with this Agreement shall be adjudicated by the courts of the State of Texas, and by execution of this Agreement each party hereby irrevocably accepts and submits to the jurisdiction of such Courts with respect to any such action or proceeding.

         18.3 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and cancels all prior agreements, including, but not limited to, all proposals, letters of intent or representations, written or oral, with respect thereto.

         18.4 Amendments. This Agreement may not be modified except in a written instrument executed by each of the parties hereto.

         18.5 No Waiver. No consent or waiver by any party, express or implied, to or of any breach of default by the other in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act by the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

         18.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Agent and Merchant, and their respective successors and assigns.

         18.7 Execution in Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one agreement. This Agreement may be executed by facsimile, and such facsimile signature shall be treated as an original signature hereunder.

         18.8 Section Headings. The headings of sections of this Agreement are inserted for convenience only and shall not be considered for the purpose of determining the meaning or legal effect of any provisions hereof.

         18.9 Survival. All representations, warranties, covenants and agreements made by the parties hereto shall be continuing, shall be considered to have been relied upon by the parties and shall survive the execution, delivery and performance of this Agreement.

         IN WITNESS WHEREOF, Agent and Merchant hereby execute this Agreement by their duly authorized representatives as of the day and year first written above.


                                        HILCO/GREAT AMERICAN GROUP



                                        By: /s/ Harvey M. Yellen
                                           -----------------------------
                                            Harvey M. Yellen
                                            Executive Vice President


                                        SOLO SERVE CORPORATION



                                        By: /s/ Ross E. Bacon
                                           -----------------------------
                                            Ross E. Bacon
                                            Executive Vice President

                                  EXHIBIT 1




#10     Bon Marche Mall
        7389 Florida Blvd.
        Baton Rouge, LA  70806

#12     Springdale Mall
        E-27 Springdale
        Mobile, AL  36606

#39     9032 Mansfield Road
        Shreveport, LA  71118

                                                     VIA TELECOPY (847) 509-1150

                                  May 20, 1997




Hilco/Great American Group
5 Revere Drive, Suite 206
Northbrook, Illinois  60062

Attention:    Harvey M. Yellen,
              Executive Vice President

              Benjamin L. Nortman
              Vice President/General Counsel

                     Re: Agency Agreement dated May 6, 1997 by and between Hilco/Great American Group ("Agent") and Solo Serve Corporation ("Merchant")

Gentlemen:

       Reference is made to the above referenced Agency Agreement (herein so called). Capitalized terms not otherwise defined herein shall have the same meanings as in the Agency Agreement. This letter is to confirm our mutual agreement that the Agency Agreement is amended as follows:

       1. With respect to the $646,808 of Additional Merchandise received at the Stores on or about May 19, 1997, (the "5/19 Additional Merchandise") Agent shall wire transfer $501,463 on or before May 20, 1997 to an account of Congress Financial Corporation previously designated to Agent by Merchant, such amount being 95% of the Guaranteed Amount ($814,468) attributable to such merchandise, less $113,000, being the credit card sales (subject to final adjustment) for the period May 8, 1997 through and including May 16, 1997 which were deposited in Merchant's bank accounts rather than the Agency Accounts. All future credit card sales shall be run through the Agent's credit card accounts rather than those of Merchant. The remaining five percent (5%) of such Guaranteed Amount with respect to the 5/19 Additional Merchandise shall be paid within one (1) business day of completion and verification of the quantity and Retail Price of such merchandise by Merchant and Agent, but in no event later than June 23, 1997.

Hilco/Great American Group
May 20, 1997
Page 2



       2. With respect to the portion of the Additional Merchandise which is due to be delivered to the Stores on or about May 23, 1997 (the "5/23 Additional Merchandise") Agent shall pay 95% of the Guaranteed Amount (less adjustments for mark downs on all Inventory) with respect to the 5/23 Additional Merchandise within one (1) business day of receipt by Agent of data verifying Merchant's mark downs but in no event later than May 29, 1997. The remaining five percent (5%) of such Guaranteed Amount with respect to the 5/23 Additional Merchandise shall be paid within one
       (1) business day of completion and verification of the quantity and Retail Price of such merchandise by Merchant and Agent, but in no event later than June 23, 1997.

       If the foregoing modifications to the Agency Agreement are satisfactory with Agent, please sign this letter where indicated below and return it at your earliest convenience.



                                              Very truly yours,


                                              SOLO SERVE CORPORATION


                                              By: /s/ Ross E. Bacon
                                                  --------------------------
                                                     Ross E. Bacon,
                                                     Chief Financial Officer

AGREED:

HILCO/GREAT AMERICAN GROUP


By: /s/ Benjamin L. Nortman
    ---------------------------------
  Its: Vice President/General Counsel
       ------------------------------

                   Congress Financial Corporation (Southwest)
                                1201 Main Street
                              Dallas, Texas  75250

                                  May 29, 1997

Solo Serve Corporation
1610 Cornerway Boulevard
San Antonio, Texas  78219

              Re:    Consent to Collateral Sales

Gentlemen:

       Congress Financial Corporation (Southwest) ("Lender") and Solo Serve Corporation ("Borrower") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated June 20, 1995, between Lender and Borrower, as amended by Amendment No. 1 to Loan and Security Agreement, dated October 27, 1995, Amendment No. 2 to Loan and Security Agreement, dated January 31, 1996, Amendment No. 3 to Loan and Security Agreement, dated June 26, 1996, Amendment No. 4 to Loan and Security Agreement, dated September 16, 1996, Amendment No. 5 to Loan and Security Agreement, dated March 31, 1997 and Amendment No. 6 to Loan and Security Agreement, dated the date hereof (as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements").

       Borrower has requested that Lender consent to the liquidation sale of inventories and other assets located at its store in Shreveport, Louisiana, and liquidation/stock sales and/or stock reduction sales of inventories and other assets located at its stores in, Baton Rouge, Louisiana and Mobile, Alabama (the "Three Stores"), together with certain other inventory to be transported to such stores from other retail locations of Borrower's, to be conducted by Hilco/Great American Group, a joint venture, doing business as Great American Asset Management ("Hilco"), as agent of Borrower, pursuant to the Agency Agreement, dated as of May 6, 1997, by and between Hilco and Borrower, together with all schedules and exhibits thereto (the "Agency Agreement"), which sales, in the absence of this consent, would not be permitted under Section 9.7 of the Loan Agreement.

       1. Borrower hereby represents and warrants that, under the terms of the Agency Agreement, Hilco is to conduct the sales and collect the proceeds of such sales at the Three Stores as agent for Borrower, and is required to pay to Borrower, subject to certain reductions, reconciliations and reimbursements as provided for in the Agency Agreement, the following:

              (a) the Guaranteed Amount (as defined in the Agency Agreement), constituting forty-five and five-tenths (45.5%) percent (the "Guaranteed Percentage") of the aggregate Retail Price (as defined in the Agency Agreement) of the Merchandise (as defined in the Agency Agreement) and the Additional Merchandise (as defined in the Agency Agreement), the aggregate Retail Price of which shall not exceed $4,500,000, in the following installments:

                     (i) by no later than May 19, 1997, the amount of $1,023,643 (the "Initial Guaranteed Payment"), constituting one hundred (100%) percent of the Guaranteed Percentage of the aggregate Retail Price of all Merchandise located at the Three Stores as of the Inventory Date (as defined in the Agency Agreement);

                     (ii) by no later than May 20, 1997, $614,463 (the "Second Guaranteed Payment"), constituting ninety-five (95%) percent of the Guaranteed Percentage of the aggregate Retail Price (as determined by Borrower, and subject to reconciliation as provided for in Section 1(b) hereof) of all Additional Merchandise delivered to the Three Stores by Borrower after the Inventory Date but on or prior to May 19, 1997, to be paid to Lender as follows:

                            (A) $501,463 of the Second Guaranteed Payment shall be paid by direct wire transfer by Hilco to Lender as provided in Section 3(c) hereof; and

                            (B) $113,000 of the Second Guaranteed Payment shall be paid by crediting thereto the credit card proceeds referred to in Section 3(d) hereof, to the extent actually received by Lender in accordance with such
                     Section 3(d);

                     (iii) By no later than May 29, 1997, an amount equal to ninety-five (95%) percent of the Guaranteed Percentage of the aggregate Retail Price (as determined by Borrower and subject to reconciliation as provided for in Section 1(b) hereof) of all Additional Merchandise delivered to the Three Stores by Borrower after May 19, 1997 but in no event later than May 23, 1997, minus an amount equal to the aggregate of all markdowns on the Merchandise and Additional Merchandise taken pursuant to Section 11(g) of the Agency Agreement, to the extent such markdowns shall not have previously or otherwise been accounted for in determining Retail Price (the "Third Guaranteed Payment"); and


                     (iv) By no later than June 23, 1997, the balance of the Guaranteed Amount, after giving effect to the adjustments thereto provided for in the Agency Agreement (the "Final Guaranteed Payment"), provided, that, in the event that no Final Guaranteed Payment is then due under the Agency Agreement, but, rather, a refund or credit is then due to Hilco for payments previously made in excess of the Guaranteed Amount as so adjusted, Lender shall, upon the written request of Borrower, make such refund payment to Hilco as a loan for the account of Borrower under the Loan Agreement subject to there being sufficient availability therefor at such time under the lending formulas of the Loan Agreement after giving effect to all Availability Reserves (as defined in the Loan Agreement) and sublimits then in effect, as determined by Lender; and

              (b) By no later than the fortieth (40th) day following the end of the Sale Term (as defined in the Agency Agreement), but in no event later than September 15, 1997, an amount equal to fifty (50%) percent of the amount, if any, by which the aggregate Proceeds (as defined in the Agency Agreement) of such liquidation/stock sales exceeds fifty-eight and five-tenths (58.5%) percent of the aggregate Retail Price of the Merchandise and Additional Merchandise, (such excess being hereinafter referred to as the "Recovery Amount"); and

              (c) certain additional amounts as provided for in the Agency Agreement (the "Other Payments").

       2. Subject to the conditions set forth below, Lender hereby consents to the liquidation/stock sales of the Merchandise and the Additional Merchandise at the Three Stores conducted by Hilco as agent for Borrower pursuant to the Agency Agreement as in effect on the date hereof.

       3. The effectiveness of the foregoing consent is conditioned upon the satisfaction of each of the following in a manner satisfactory to Lender:

              (a) All sales of Merchandise and Additional Merchandise shall be conducted by Hilco in accordance with the terms of the Agency Agreement as in effect on the date hereof;

              (b) Lender shall have received a true, correct and complete copy of the Agency Agreement (including all schedules and exhibits thereto) duly authorized, executed and delivered by all parties thereto;

              (c) All payments made or to be made by Hilco to Borrower pursuant to the Agency Agreement, including, but not limited to, the Initial Guaranteed Payment, the Second Guaranteed Payment (subject to Section 3(d) below), the Third Guaranteed Payment, the Final Guaranteed Payment, the Recovery Amount and the Other Payments, shall be paid when due and payable under the Agency Agreement as outlined in Section 1 hereof, and shall be paid by Hilco by direct wire transfer of immediately available funds in accordance with written wire instructions received from Lender, to be applied by Lender to the Obligations (as defined in the Loan Agreement) in such order as Lender may determine in its sole discretion, provided, that, notwithstanding anything to the contrary contained in this Section 3(c), payments of Sales Taxes (as defined in the Agency Agreement) under Section 8.3 of the Agency Agreement shall be paid by Hilco by checks drawn on the Agency Accounts (as defined in the Agency Agreement) made payable to the applicable taxing authorities and delivered to Borrower as provided for in such Section 8.3;

              (d) Notwithstanding anything to the contrary contained in the Agency Agreement, (i) the proceeds of all credit card transactions executed by Hilco at the Three Stores from and including May 8, 1997 through and including May 16, 1997 (which Borrower hereby represents and warrants are in the approximate aggregate amount of $113,000), to the extent received by Lender, shall be and be deemed credited to the payment of the Second Guaranteed Payment as provided for in Section 1(a)(ii)(B) hereof and, as such, applied to the Obligations by Lender in such order as Lender shall determine in its sole discretion and shall not be refunded or otherwise paid to Hilco, (ii) after May 16, 1997, Hilco shall no longer use the credit card facilities of the Borrower for any credit card transactions at the Three Stores or otherwise and (iii) by its signature below, Hilco hereby confirms the representations and warranties set forth in Section 1 and Section 3(d)(i) hereof and its acceptance of the terms set forth in Sections 3(c), 3(d)(i) and 3(d)(ii) hereof;

              (e) On and after May 8, 1997, none of the Merchandise or Additional Merchandise nor any other assets of Borrower located at the Three Stores, or in transit thereto or therefrom, shall be included as Eligible Inventory (as defined in the Loan Agreement).

       4. The foregoing consent shall apply only to the sales of Merchandise and Additional Merchandise at the Three Stores pursuant to the terms of the Agency Agreement as in effect on the date hereof and shall not apply to any past, present or future sales of the same kind or of any other nature, or to any other transaction or occurrence, not otherwise permitted pursuant to the Loan Agreement, including, but not limited to, Section 9.7 of the Loan Agreement.

       5. By its signature below, Borrower represents, warrants and covenants that the Agency Agreement provided to Lender is true, correct and complete, and that it has not been, and will not be, amended, supplemented or modified in any material respect without Lender's prior written consent.

       6. Borrower hereby agrees that all representations and warranties made by Borrower to Lender contained herein are and shall be deemed representations and warranties made under the Financing Agreements and that each of the following shall constitute an Event of Default (as defined in the Loan Agreement) in addition to and not in limitation of any other Event of
Default:

              (a) Hilco shall fail to make any payment when due and payable under the Agency Agreement, as outlined in Section 1 hereof, and in accordance with the provisions hereof, in any material amount.

              (b) Either, Agent or Hilco shall materially breach the Agency Agreement, or there shall otherwise occur any material default thereunder.

              (c) For whatever reason, the liquidation/stock reduction sales at the Three Stores are prevented from occurring and/or being transacted and/or consummated in accordance with the terms of the Agency Agreement and/or Borrower or Lender shall become liable to refund or reimburse to Hilco or any other party any material portion of the amounts paid or to be paid to Borrower under the Agency Agreement, except to the extent that any such refund or reimbursement arises from a loss that shall be covered by Borrower's insurance policies to the full amount of such refund or reimbursement.

       Please indicate your acknowledgment and agreement to the foregoing by signing in the space provided below. The consent of the Lender contained in this letter is only effective upon the receipt by Lender of an original or counterpart of this letter executed by Borrower, General Atlantic Corporation and Hilco.



                                       Very truly yours,

                                       CONGRESS FINANCIAL CORPORATION
                                          (SOUTHWEST)


                                       By: /s/ BENJAMIN L. NORTMAN
                                           ----------------------------------
                                        Title: Vice President/General Counsel
                                               ------------------------------



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
                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


ACKNOWLEDGED AND AGREED:

SOLO SERVE CORPORATION


By: /s/ ROSS E. BACON
    ----------------------------------
 Title: Executive Vice President
        ------------------------------

ACKNOWLEDGED AND CONSENTED TO BY:

GENERAL ATLANTIC CORPORATION


By: /s/ JULIE LEFKOWITZ
    ----------------------------------
 Title:  Vice President
        ------------------------------


ACKNOWLEDGED AND AGREED
with respect to Section 3(d)(iii):

HILCO/GREAT AMERICAN GROUP


By:      /s/  Benjamin L. Nortman
   -----------------------------------
 Title: Vice President/General Counsel
       -------------------------------





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